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                                                                   EXHIBIT 3.1.2

                                SECOND AMENDMENT
                                       TO
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                           KNIGHT TRANSPORTATION, INC.

         Pursuant to the provisions of Sections 10-1003 and 10-1006 of the Arizona Revised Statutes, and action taken by the shareholders and Board of Directors of Knight Transportation, Inc., an Arizona corporation ("the Corporation"), the Corporation hereby adopts this Second Amendment to its Restated Articles of Incorporation filed with the Arizona Corporation Commission on August 31, 1994 ("the Second Amendment"), to be effective as of the date this Second Amendment is filed with the Arizona Corporation Commission.

         1. The name of the Corporation is Knight Transportation, Inc.

         2. Paragraph (E)(3) of Article VII of the Restated Articles of Incorporation of the Corporation is amended by deleting that paragraph and substituting the following paragraph:

                  (E)(3) Class III directors shall be elected to serve for a three (3) year term commencing with their election at the annual meeting of shareholders and expiring on the conclusion of the third succeeding annual meeting of shareholders.

         3. Except as provided above, all other articles and provisions of the Restated Articles of Incorporation shall remain as in effect prior to the adoption of this Second Amendment.

         4. The foregoing Second Amendment was approved by the Board of Directors of the Corporation by Resolutions adopted on February 7, 2001.

         5. The foregoing Second Amendment was approved by shareholders of the Corporation at the Corporation's Annual Meeting of shareholders on May 9, 2001 ("the Annual Meeting").

         6. With regard to the approval of this Second Amendment by shareholders of the Corporation:

                  (a) The Corporation had issued and outstanding 15,384,760 shares of its common stock, par value $0.01 per share ("the Common Stock"), as of the record date of the Annual Meeting, March 23, 2001. A total of 15,384,760 shares of the Corporation's issued and outstanding Common Stock were entitled to vote at the Annual Meeting. Of these, a total of 13,817,650 shares of the Corporation's Common Stock were present and person by proxy at the Annual Meeting; and
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                  (b) A total of 12,928,567 shares of the Corporation's Common
Stock voted in favor of the Second Amendment and 12,205 shares of the Corporation's Common Stock voted against the Second Amendment. The number of shares voting in favor of the Second Amendment was sufficient for approval by shareholders of the Corporation.

         IN WITNESS WHEREOF, the foregoing Second Amendment to the Restated Articles of Incorporation of Knight Transportation, Inc. are hereby executed in duplicate and effective as of the 9th day of May, 2001, upon filing with the Arizona Corporation Commission.

                              KNIGHT TRANSPORTATION, INC.


                              By:  /s/ Kevin P. Knight
                                   ---------------------------------------------
                                   Kevin P. Knight
                                   Chairman of the Board/Chief Executive Officer

                              By:  /s/ Timothy M. Kohl
                                   ---------------------------------------------
                                   Timothy M. Kohl, Secretary


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                            CERTIFICATE OF SECRETARY

                  The undersigned, Timothy M. Kohl, Secretary of Knight Transportation, Inc., does hereby certify that the foregoing copy of the Second Amendment to Restated Articles of Incorporation of Knight Transportation, Inc. is a true and correct copy of the Second Amendment to Restated Articles of Incorporation of Knight Transportation, Inc., duly adopted by the Board of Directors, and that such Second Amendment to Restated Articles of Incorporation of Knight Transportation, Inc. has not been amended or repealed.

                  DATED:  May 9, 2001.


                                              /s/ Timothy M. Kohl
                                              ----------------------------------
                                              Timothy M. Kohl, Secretary

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